Exhibit 10.3

FIRST AMENDMENT
TO THE
NEFF CORPORATION 2014 INCENTIVE AWARD PLAN

Pursuant to the authority reserved to it in Section 14.1 of the Neff Corporation 2014 Incentive Award Plan, adopted November 7, 2014 (the “Plan”), the Board of Directors of Neff Corporation (the “Board”) hereby amends the Plan as follows, effective immediately prior to the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among Neff Corporation (the “Company”), United Rentals (North America), Inc., a Delaware corporation (“Parent”), and UR Merger Sub III Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things Merger Sub shall be merged with and into the Company with the Company as the surviving corporation (the “Surviving Corporation”) and becoming a wholly-owned subsidiary of Parent (the “Merger”):

1.                                      Article 2 of the Plan is hereby amended to add the following definitions, with the definitions that follow such terms to be appropriately renumbered:

“2.9 “Cause” means:

(i)                                     if the Holder is party to an effective employment, consulting, severance or other similar agreement with the Company, or a Subsidiary or Affiliate thereof, and such term is defined therein, “Cause” shall have the meaning given in such other agreement;

(ii)                                  if the Holder is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in such agreement, “Cause” shall have the meaning provided in the applicable Award Agreement; or

(iii)                               if neither 1 nor 2 applies, the Holder’s (i) willful misconduct or gross negligence in connection with the performance of the Holder’s duties for the Company, its Subsidiaries or Affiliates; (ii) conviction of, or a plea of nolo contendere to, a felony or a crime involving fraud or moral turpitude; (iii) engaging in any business that directly or indirectly competes with the Company, or any Subsidiary or Affiliate thereof; (iv) fraud, misappropriation, embezzlement or other theft or dishonesty relating to the Company, or any Subsidiary or Affiliate thereof, (v) acts or omissions constituting a material failure to perform substantially and adequately the Holder’s duties with respect to the Company, its Subsidiaries or Affiliates or (vi) disclosure of trade secrets, customer lists or confidential information of the Company, its Subsidiaries or Affiliates to a competitor or unauthorized person.”

2.29 “First Amendment Effective Time” means immediately prior to the consummation of the transactions contemplated by the Agreement and Plan of Merger by and among Neff Corporation (the “Company”), United Rentals (North America), Inc., a Delaware corporation (“Parent”), and UR Merger Sub III Corporation, a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things Merger Sub shall be merged with and into the Company with the Company as the surviving corporation (the “Surviving Corporation”) and becoming a wholly-owned subsidiary of Parent.

“2.31 “Good Reason” means:

(a)                                 with respect to any portion of an Award that would become vested upon a Termination of Service for Good Reason regardless of this First Amendment to the Neff Corporation 2014 Incentive Award Plan:

(i)                                     if the Holder is party to an effective employment, consulting, severance or other similar agreement with the Company, or a Subsidiary or Affiliate thereof, and such term is defined therein, “Good Reason” shall have the meaning given in such other agreement;

(ii)                                  if the Holder is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Good Reason” is set forth in such agreement, “Good Reason” shall have the meaning provided in the applicable Award Agreement; or

(iii)                               if neither 1 nor 2 applies, (i) a substantial reduction in the duties or responsibilities of Holder (excluding any such reduction if after such reduction, Holder’s duties and responsibilities are substantially similar as those of employees of the acquirer in the Change in Control (or its subsidiaries) with a similar position to Holder’s position with the Company or a Subsidiary thereof on the date immediately preceding the date the agreement giving rise to the Change in Control is executed) or (ii) a material reduction in Holder’s base salary; provided, however, that in order for Holder’s Termination of Service to be treated as being for Good Reason, Holder must provide written notice to the Company of the events alleged to constitute Good Reason within 30 days after the later of the occurrence thereof and the date on which Holder was aware or should have been aware of such occurrence, the Company must have failed to cure such alleged events within 30 days after its receipt of such written notice and Holder must resign within 30 days after the expiration of the Company’s 30 day cure period.

(b)                                 with respect to any portion of an Award that would not have become vested upon or after a Termination of Service but for the First Amendment to the Neff Corporation 2014 Incentive Award Plan, “Good Reason” shall mean: (i) a substantial reduction in the duties or responsibilities of Holder (excluding any such reduction if after such reduction, Holder’s duties and responsibilities are substantially similar as those of employees of the acquirer in the Change in Control (or its subsidiaries) with a similar position to Holder’s position with the Company or a Subsidiary thereof on the date immediately preceding the date the agreement giving rise to the Change in Control is executed) or (ii) a material reduction in Holder’s base salary; provided, however, that in order for Holder’s Termination of Service to be treated as being for Good Reason, Holder must provide written notice to the Company of the events alleged to constitute Good Reason within 30 days after the later of the occurrence thereof and the date on which Holder was aware or should have been aware of such occurrence, the Company must have failed to cure such alleged events within 30 days after its receipt of such written notice and Holder must resign within 30 days after the expiration of the Company’s 30 day cure period.”

2.                                      Section 14.2(d) of the Plan is hereby amended by adding the following to the end thereof:

“In the event that an Award is cancelled in connection with a Change in Control and a substitute award is granted in respect thereof by the successor corporation or a parent or subsidiary of the successor corporation, then if the Holder incurs a Termination of Service by the Company or an Affiliate without Cause (and not due to death or disability) or as the result of Holder’s resignation for Good Reason, in either case, following the occurrence of such Change in Control, then such substitute award granted in connection with such Change in Control, to the extent not vested as of the date of such Termination of Service, shall (i) in the case of a substitute award in the form of restricted stock units (A) become vested on the date of such Termination of Service with respect to the percentage of such restricted stock units equal to a fraction, the numerator of which is the number of days from the date of grant of the Restricted Stock Units in respect of which such substitute restricted stock units were granted until the date of such Termination of Service and the denominator of which is the number of days in the Performance Period relating to the Restricted Stock Units in respect of which such substitute restricted stock units were granted, with such substitute restricted stock units that become so vested to be settled within 60 days after such Termination of Service (or such later date required by Code Section 409A) and (B) with respect to any substitute restricted stock units that do not become vested under clause (A), as a severance benefit, which Holder had no legally binding right to prior to the First Amendment Effective Time, such substitute restricted stock units shall be settled on the date on which the Performance Period for the Restricted Stock Units in respect of which such substitute restricted stock units were granted was scheduled to end (or within 15 days thereafter), but only if the Holder has complied with any applicable restrictive covenants through and including the applicable vesting date and (ii) in the case of a substitute award in the form of a stock option, remain outstanding and continue to vest on its regularly scheduled dates if, and only if, the Holder has complied with any applicable restrictive covenants through and including the applicable vesting date. Any substitute awards that do not become vested on or following a Termination of Service in accordance with the immediately preceding sentence shall be forfeited with no compensation or payment due to Holder. With respect to any such substituted option, (i) any portion of such option which is vested and exercisable as of the date of such Termination of Service shall remain exercisable in accordance with the terms of the relevant award agreement and (ii) any portion of such option that becomes vested and/or exercisable on or after the date of such Termination of Service shall be exercisable for the same period as if the applicable vesting date was the date of Holder’s Termination of Service without Cause (and not due to death or disability).”

3.                                      Section 14.10 of the Plan is hereby amended by adding the following to the end thereof:

“In the event that a Holder is a “specified employee” within the meaning of Section 409A of the Code, and a payment or benefit provided for under the Plan would be subject to additional tax under Section 409A of the Code if such payment or benefit is paid within six (6) months after such Holder’s separation from service (within the meaning of Section 409A of the Code), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Holder’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Section 409A of the Code shall instead be paid to the Holder in a lump-sum, without interest, on the earlier of (i) the first business day of the seventh month following such Holder’s separation from service or (ii) the tenth business day following such Holder’s death.”

To record the adoption of this Amendment to the Plan, the Board has caused its authorized officer to execute this Amendment this 16th day of August, 2017.

NEFF CORPORATION

By:	/s/Mark Irion
	Name:	Mark Irion
	Title:	Chief Financial Officer

(Signature Page to 2014 Plan Amendment)